UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 16, 2024

US ALLIANCE CORPORATION
(Exact name of registrant as specified in its charter)

Kansas	000-55627	26-4824142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

103 SW First American Pl, Suite 200
Topeka, Kansas 66604
(Address of principal executive offices) (Zip Code)

(785) 228-0200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.1b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(s) of the Exchange Act. ☐

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Employment Agreement with Jack Brier

Effective January 1, 2025, US Alliance Corporation (the “Company”) entered into an amendment (the “2025 Amendment”) to the Employment Agreement dated September 28, 2021 (the “Employment Agreement”) with Jack Brier, the President and Chief Executive Officer of the Company, of US Alliance Life and Security Company, and of US Alliance Life and Security Company – Montana. Pursuant to the terms of the 2025 Amendment, Mr. Brier’s base salary was increased to $300,000, and the term of the Employment Agreement was extended by an additional year. The terms of the 2025 Amendment were recommended and approved by the Company’s Board of Directors.

Except as provided in the 2025 Amendment, all of the terms of the Employment Agreement remain unchanged and in full force and effect.

The foregoing description is qualified in its entirety by reference to the 2025 Amendment attached as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by this reference.

ITEM 9.01. EXHIBITS.

(d) Exhibits

Exhibit No.	Exhibit
10.1	Amendment 2 to Employment Agreement effective January 1, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US ALLIANCE CORPORATION

December 18, 2024	By:	/s/ Jack H. Brier
Jack H. Brier
President and Chairman